FOURTH QUARTER 2018

FINANCIAL SUPPLEMENT

If you need further information, please contact:
Aarti Bowman, Investor Relations
901-523-4017
aagoorha@firsthorizon.com

FHN TABLE OF CONTENTS
Other Information
This financial supplement contains forward-looking statements involving significant risks and uncertainties. A number of important factors could cause actual results to differ materially from those in the forward-looking information. Those factors include general economic and financial market conditions, including expectations of and actual timing and amount of interest rate movements including the slope of the yield curve, competition, customer and investor responses to these conditions, ability to execute business plans, geopolitical developments, recent and future legislative and regulatory developments, natural disasters, and items mentioned in this financial supplement and in First Horizon National Corporation’s (“FHN”) most recent earnings release, as well as critical accounting estimates and other factors described in FHN’s recent filings with the SEC. FHN disclaims any obligation to update any such forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements to reflect future events or developments.

Use of Non-GAAP Measures and Regulatory Measures that are not GAAP
Certain measures are included in this financial supplement that are “non-GAAP,” meaning (under U.S. financial reporting rules) they are not presented in accordance with generally accepted accounting principles (“GAAP”) in the U.S. and also are not codified in U.S. banking regulations currently applicable to FHN. Although other entities may use calculation methods that differ from those used by FHN for non-GAAP measures, FHN’s management believes such measures are relevant to understanding the financial condition, capital position, and financial results of FHN and its business segments. Non-GAAP measures are reported to FHN’s management and Board of Directors through various internal reports.

Presentation of regulatory measures, some of which follow regulatory definitions rather than GAAP, provides a meaningful base for comparability to other financial institutions subject to the same regulations as FHN. Such measures are used by the various banking regulators in reviewing the performance, stability, and capital adequacy of financial institutions they regulate. Although not GAAP terms, these regulatory measures are not considered “non-GAAP” under U.S. financial reporting rules as long as their presentation conforms to regulatory standards. Regulatory measures used in this financial supplement include: common equity tier 1 capital, generally defined as common equity less goodwill, other intangibles, and certain other required regulatory deductions; tier 1 capital, generally defined as the sum of core capital (including common equity and instruments that cannot be redeemed at the option of the holder) adjusted for certain items under risk based capital regulations; risk weighted assets (“RWA”), which is a measure of total on- and off-balance sheet assets adjusted for credit and market risk, used to determine regulatory capital ratios; and pre-provision net revenue (“PPNR”), calculated by adding the provision/(provision credit) for loan losses to income before income taxes, excluding securities gains/(losses).

The non-GAAP measures presented in this financial supplement are return on average tangible common equity (“ROTCE”), tangible common equity (“TCE”) to tangible assets (“TA”), and tangible book value ("TBV") per common share.

Refer to the tabular reconciliation of non-GAAP to GAAP measures and presentation of the most comparable GAAP items on page 20 of this financial supplement.

FIRST HORIZON NATIONAL CORPORATION SEGMENT STRUCTURE

FIRST HORIZON NATIONAL CORPORATION
Regional Banking
Consumer
Commercial
Fixed Income
Fixed Income Products
Other Products
Corporate
Corporate Functions
Investment Portfolio
Risk Management
Non-Strategic
Run-off Consumer Lending
TRUPS Loans
Other Exited Businesses

FHN PERFORMANCE HIGHLIGHTS

Summary of Fourth Quarter 2018 Notable Items
Segment	Item	Income Statement	Amount Favorable/ (Unfavorable)	Comments
Corporate	Acquisition-related items	Noninterest expense: various	$(11.6) million	Pre-tax acquisition-related expenses primarily associated with the Capital Bank Financial Corp. ("CBF") acquisition

		Noninterest income: other	$(1.8) million	Pre-tax valuation adjustment on Held-For-Sale ("HFS") consumer loans included in the Non-Strategic segment

			$(13.4) million	Total acquisition-related items

Regional Banking	Excess fees on debit card transactions	Noninterest income: deposit transactions and cash management	$(8.7) million	Pre-tax adjustment related to the return of excess fees received from Capital Bank debit card transactions

Fourth Quarter 2018 vs. Third Quarter 2018

Consolidated
 - 4Q18 diluted EPS of $.30 compared to $.83 in 3Q18; 3Q18 includes Visa gain

 - NII down from lower cash basis interest income, seasonal decline in loans to mortgage companies & decreased loan accretion, partially offset by deposit growth

 - NIM of 3.38% in 4Q18 compared to 3.44%; decrease due to increase in interest bearing cash & factors affecting NII

 - Provision increase primarily driven by charge-offs associated with 2 credits in C&I, partially offset by reductions in commercial and permanent mortgage

 - 4Q18 fee income includes unfavorable adjustment for Capital Bank debit card transactions & lower deferred compensation income

 - Expense decrease driven by lower deferred compensation expense & FDIC premium expenses

- Average deposits up 3%

(Thousands)	4Q18	3Q18	Change
Net interest income	$302,512	$305,700	(1)%
Noninterest income	110,274	348,972	(68)%
Total revenues	412,786	654,672	(37)%
Provision for loan losses	6,000	2,000	NM
Noninterest expense	281,932	294,031	(4)%
Income before income taxes	124,854	358,641	(65)%
Provision for income taxes	24,049	83,925	(71)%
Net income/(loss)	$100,805	$274,716	(63)%
NM - Not meaningful

Regional Banking
 - 4Q18 decrease largely driven by unfavorable adjustment for Capital Bank debit card transactions & lower NII

 - Provision expense decreased 2%, reflecting stable credit trends

 - Period-end loans up 1%; Period-end deposits up 6%

(Thousands)	4Q18	3Q18	Change
Net interest income	$299,659	$302,485	(1)%
Noninterest income	69,218	79,855	(13)%
Total revenues	368,877	382,340	(4)%
Provision for loan losses	7,849	8,045	(2)%
Noninterest expense	206,177	207,606	(1)%
Income before income taxes	$154,851	$166,689	(7)%

Fixed Income				- 4Q18 decrease driven by lower ADR, somewhat offset by increase in other product revenue

(Thousands)	4Q18	3Q18	Change
Net interest income	$9,007	$9,053	(1)%
Noninterest income	39,676	41,123	(4)%
Total revenues	48,683	50,176	(3)%
Noninterest expense	46,962	47,047	*
Income before income taxes	$1,721	$3,129	(45)%
* Amount is less than one percent

FHN PERFORMANCE HIGHLIGHTS (continued)

Fourth Quarter 2018 vs. Third Quarter 2018 (continued)

Corporate
 - 4Q18 decrease primarily driven by 3Q18 Visa gain

- Fee income down from lower deferred compensation income & $1.8 million negative valuation adjustment on acquisition-related HFS consumer loans

 - Expense down due to a decrease in deferred compensation expense

 - Estimated effective duration of securities portfolio 4.1 years in 4Q18 & 4.8 years in 3Q18

(Thousands)	4Q18	3Q18	Change
Net interest income	$(15,355)	$(15,457)	1%
Noninterest income	(1,414)	222,619	NM
Total revenues	(16,769)	207,162	NM
Noninterest expense	23,136	33,569	(31)%
Income before income taxes	$(39,905)	$173,593	NM
NM - Not meaningful

Non-Strategic
 - 4Q18 decrease driven by smaller provision credit and lower fee income

 - Level of provision continues to reflect declining balances & stable performance in the legacy portfolios

 - 3Q18 fee income favorably impacted by $3.8 million gain from reversal of prior valuation adjustment due to sales of TRUPs loans

(Thousands)	4Q18	3Q18	Change
Net interest income	$9,201	$9,619	(4)%
Noninterest income	2,794	5,375	(48)%
Total revenues	11,995	14,994	(20)%
Provision for loan losses	(1,849)	(6,045)	69%
Noninterest expense	5,657	5,809	(3)%
Income before income taxes	$8,187	$15,230	(46)%

Asset Quality

•	ALLL decreased to $180.4 million in 4Q18 from $186.0 million in 3Q18; the allowance to loans ratio decreased 2 bps to 66 bps in 4Q18

•	Regional banking decreased $4.7 million to $156.1 million due primarily to one credit within C&I

•	Non-strategic decreased $.8 million to $24.3 million

•	Net charge-offs were $11.5 million in 4Q18 compared to $1.5 million in 3Q18

•
Regional banking net charge-offs were $12.6 million in 4Q18 primarily driven by two credits within the C&I portfolio; one due to fraud (disclosed and reserved for in 3Q18) and the other due to the loss of the customer's largest client

•	Non-strategic net recoveries were $1.1 million in 4Q18

•	Nonperforming loans (“NPLs”), excluding loans held-for-sale, were $147.7 million in 4Q18 compared to $146.4 million in 3Q18

•	Regional banking NPLs were $81.0 million in 4Q18 compared to $77.9 million in 3Q18

•	Non-strategic NPLs were $66.7 million in 4Q18 compared to $68.5 million in 3Q18

•	30+ delinquencies were $75.2 million in 4Q18 compared to $95.1 million in 3Q18 with improvement evident across all portfolios

•	Regional banking decreased $18.3 million to $51.3 million

•	Non-strategic decreased $1.6 million to $23.9 million

Taxes

•	The effective tax rates for 4Q18 and 3Q18 were 19.26 percent and 23.40 percent, respectively

•	The decrease in effective tax rate in 4Q18 primarily reflects an increase in discrete benefits from 3Q18

•	4Q18 includes $4.4 million of discrete tax benefits

•	3Q18 includes $.6 million of discrete tax expense

•
The rates also reflect the favorable net effect from permanent benefits. Permanent benefits primarily consist of tax credit investments, life insurance, and tax-exempt interest, offset by non-deductibility of a portion of FDIC premiums and executive compensation expenses

Capital and Liquidity

•	Declared $.12 per common share quarterly dividend in 4Q18 ($38.4 million in the aggregate) which was paid on January 2, 2019

•	Declared aggregate preferred quarterly dividend of $1.6 million in 4Q18 which was paid on January 10, 2019

•
Repurchased 5.4 million shares costing $80.5 million in 4Q18 with a weighted average price of $15.00; $150.6 million remaining authorization under the stock purchase authorization announced in January 2018, scheduled to expire January 31, 2020

•	Capital ratios (regulatory capital ratios calculated under the Basel III risk-based capital rules as phased-in; current quarter is an estimate)

•	Common Equity Tier 1 of 9.75 percent in 4Q18 compared to 9.84 percent in 3Q18

•	Tier 1 of 10.79 percent in 4Q18 compared to 10.86 percent in 3Q18

•	Total Capital of 11.92 percent in 4Q18 compared to 12.02 percent in 3Q18

•	Leverage of 9.09 percent in 4Q18 compared to 9.21 percent in 3Q18

FHN PERFORMANCE HIGHLIGHTS (continued)

Consolidated Results for Fiscal Year 2018 vs. 2017

Consolidated
 - 2018 diluted EPS of $1.65 compared to $.65 in 2017; 2018 includes benefits of CBF acquisition and Visa gain

 - NII up from loans added through CBF acquisition (including accretion), favorable funding due to CBF deposits and organic growth, increases in trading securities, and higher market rates

 - NIM improved to 3.45% from 3.12% due to CBF loan accretion, higher market rates, and improved funding due to deposit growth

 - 2018 fee income up from Visa gain and full year inclusion of Capital Bank, somewhat offset by lower fixed income sales revenue

 - 2018 expense increase due to full year inclusion of Capital Bank, higher acquisition-related expenses, and 2017 repurchase and foreclosure provision expense reversal, offset by lower loss accruals related to legal matters

- Effective tax rate of 19% in 2018 compared to 23% in 2017

- Loans and deposits increased due to the CBF acquisition and FHN's strategic focus on growing deposits

(Thousands)	2018	2017	Change
Net interest income	$1,220,317	$842,314	45%
Noninterest income	722,788	490,219	47%
Total revenues	1,943,105	1,332,533	46%
Provision for loan losses	7,000	—	NM
Noninterest expense	1,221,996	1,023,661	19%
Income before income taxes	714,109	308,872	NM
Provision for income taxes	157,602	131,892	19%
Net income/(loss)	$556,507	$176,980	NM

Period-end loans	$27,535,532	$27,658,929	*
Period-end deposits	32,682,992	30,620,362	7%
Average loans	27,213,828	20,104,042	35%
Average deposits	30,903,092	23,072,136	34%
NM - Not meaningful
* Amount is less than one percent

FHN CONSOLIDATED INCOME STATEMENT
Quarterly/Annually, Unaudited

					(a)	4Q18 Changes vs.		Twelve Months Ended		2018 vs.
(Dollars in thousands, except per share data)	4Q18	3Q18	2Q18	1Q18	4Q17	3Q18	4Q17	2018	2017 (a)	2017

Interest income	$401,186	$393,669	$387,811	$363,355	$287,633	2%	39%	$1,546,021	$989,930	56%
Less: interest expense	98,674	87,969	76,879	62,182	45,545	12%	NM	325,704	147,616	NM
Net interest income	302,512	305,700	310,932	301,173	242,088	(1)%	25%	1,220,317	842,314	45%
Provision/(provision credit) for loan losses	6,000	2,000	—	(1,000)	3,000	NM	NM	7,000	—	NM
Net interest income after provision for loan losses	296,512	303,700	310,932	302,173	239,088	(2)%	24%	1,213,317	842,314	44%
Noninterest income:
Fixed income (b)	39,866	44,813	37,697	45,506	55,079	(11)%	(28)%	167,882	216,625	(23)%
Deposit transactions and cash management (c)	25,422	35,792	36,083	35,984	30,158	(29)%	(16)%	133,281	110,592	21%
Brokerage, management fees and commissions	13,380	14,200	13,740	13,483	12,642	(6)%	6%	54,803	48,514	13%
Trust services and investment management	6,959	7,438	8,132	7,277	7,116	(6)%	(2)%	29,806	28,420	5%
Bankcard income	6,760	6,878	6,635	6,445	8,237	(2)%	(18)%	26,718	25,467	5%
Bank-owned life insurance	4,852	4,337	5,773	3,993	3,987	12%	22%	18,955	15,124	25%
Securities gains/(losses), net (d)	(28)	212,859	31	86	137	NM	NM	212,948	592	NM
Other (e)	13,063	22,655	19,434	23,243	15,834	(42)%	(18)%	78,395	44,885	75%
Total noninterest income	110,274	348,972	127,525	136,017	133,190	(68)%	(17)%	722,788	490,219	47%
Adjusted gross income after provision for loan losses	406,786	652,672	438,457	438,190	372,278	(38)%	9%	1,936,105	1,332,533	45%
Noninterest expense:
Employee compensation, incentives, and benefits (f)	156,240	164,839	165,890	171,254	177,312	(5)%	(12)%	658,223	587,465	12%
Repurchase and foreclosure provision (g)	(153)	(562)	(252)	(72)	53	73%	NM	(1,039)	(22,527)	95%
Legal fees	3,479	2,541	2,784	2,345	1,245	37%	NM	11,149	12,076	(8)%
Professional fees	8,842	9,270	15,415	12,272	26,958	(5)%	(67)%	45,799	47,929	(4)%
Occupancy	22,053	20,002	22,503	20,451	15,887	10%	39%	85,009	54,646	56%
Computer software	14,656	15,693	15,123	15,132	13,157	(7)%	11%	60,604	48,234	26%
Contract employment and outsourcing	4,248	4,314	5,907	4,053	5,979	(2)%	(29)%	18,522	14,954	24%
Operations services	12,945	13,121	14,653	15,561	10,619	(1)%	22%	56,280	43,823	28%
Equipment rentals, depreciation, and maintenance	8,983	9,423	10,708	10,018	9,530	(5)%	(6)%	39,132	29,543	32%
FDIC premium expense (h)	5,200	7,850	9,978	8,614	9,090	(34)%	(43)%	31,642	26,818	18%
Advertising and public relations	7,718	8,365	5,070	3,599	5,313	(8)%	45%	24,752	19,214	29%
Communications and courier	7,256	7,014	7,530	8,232	5,379	3%	35%	30,032	17,624	70%
Amortization of intangible assets	6,461	6,460	6,460	6,474	3,568	*	81%	25,855	8,728	NM
Other (e)	24,004	25,701	50,999	35,332	62,580	(7)%	(62)%	136,036	135,134	1%
Total noninterest expense	281,932	294,031	332,768	313,265	346,670	(4)%	(19)%	1,221,996	1,023,661	19%
Income before income taxes	124,854	358,641	105,689	124,925	25,608	(65)%	NM	714,109	308,872	NM
Provision for income taxes (i)	24,049	83,925	19,697	29,931	73,989	(71)%	(67)%	157,602	131,892	19%
Net income/(loss)	100,805	274,716	85,992	94,994	(48,381)	(63)%	NM	556,507	176,980	NM
Net income attributable to noncontrolling interest	2,910	2,883	2,852	2,820	2,910	1%	*	11,465	11,465	*
Net income/(loss) attributable to controlling interest	97,895	271,833	83,140	92,174	(51,291)	(64)%	NM	545,042	165,515	NM
Preferred stock dividends	1,550	1,550	1,550	1,550	1,550	*	*	6,200	6,200	*
Net income/(loss) available to common shareholders	$96,345	$270,283	$81,590	$90,624	$(52,841)	(64)%	NM	$538,842	$159,315	NM
Common Stock Data
EPS (d)	$0.30	$0.83	$0.25	$0.28	$(0.20)	(64)%	NM	$1.66	$0.66	NM
Basic shares (thousands)	321,505	324,406	325,153	326,489	265,169	(1)%	21%	324,375	241,436	34%
Diluted EPS	$0.30	$0.83	$0.25	$0.27	$(0.20)	(64)%	NM	$1.65	$0.65	NM
Diluted shares (thousands)	323,885	327,252	328,426	330,344	265,169	(1)%	22%	327,445	244,453	34%
Key Ratios & Other
Return on average assets (quarters are annualized) (d) (j)	0.99%	2.72%	0.86%	0.95%	(0.58)%			1.38%	0.59%
Return on average common equity (“ROCE”) (quarters are annualized) (d) (j)	8.81%	25.41%	7.86%	8.79%	(6.73)%			12.75%	6.18%
Return on average tangible common equity (“ROTCE”)(quarters are annualized) (d) (j) (k)	13.80%	40.51%	12.63%	14.06%	(8.78)%			20.28%	7.23%
Fee income to total revenue (j)	26.72%	30.81%	29.08%	31.10%	35.47%			29.47%	36.76%
Efficiency ratio (j)	68.30%	66.55%	75.90%	71.67%	92.41%			70.63%	76.85%
Average full time equivalent employees	5,563	5,623	5,873	5,835	4,792			5,723	4,415
NM - Not meaningful
* Amount is less than one percent.

(a)	4Q17 and 2017 include one month of activity related to the CBF acquisition.

(b)	3Q18 includes a $3.8 million gain from the reversal of a previous valuation adjustment due to sales of TRUPS loans.

(c)	4Q18 includes an $8.7 million unfavorable adjustment related to the return of excess fees received on Capital Bank debit card transactions.

(d)	3Q18 includes a pre-tax gain of $212.9 million from the sale of Visa Class B Shares which impacts certain performance measures in 3Q18 and 2018.

(e)	Refer to the Other Income and Other Expense table on page 8 for additional information.

(f)	4Q17 includes $9.9 million of special employee bonuses, somewhat offset by $4.3 million of deferred compensation BOLI gains.

(g)	Expense reversals driven by the settlements/recoveries of certain repurchase claims.

(h)	4Q18 decrease due to the end of the FDIC assessment surcharge.

(i)
3Q18 reflects the tax effect on the gain on the sale of Visa Class B Shares; 4Q17 includes the effects of the Tax Cuts and Jobs Act ("the Tax Act"), somewhat offset by a favorable effective tax rate adjustment associated with the reversal of a capital loss deferred tax valuation allowance.

(j)	See Glossary of Terms for definitions of Key Ratios.

(k)	This non-GAAP measure is reconciled to ROCE (GAAP) in the Non-GAAP to GAAP reconciliation on page 20 of this financial supplement.

FHN OTHER INCOME AND OTHER EXPENSE
Quarterly/Annually, Unaudited

					(a)	4Q18 Changes vs.		Twelve Months Ended		2018 vs.
(Thousands)	4Q18	3Q18	2Q18	1Q18	4Q17	3Q18	4Q17	2018	2017 (a)	2017

Other Income
ATM and interchange fees	$3,411	$3,263	$3,413	$3,267	$3,427	5%	*	$13,354	$12,425	7%
Dividend income (b)	2,425	2,757	3,124	2,249	—	(12)%	NM	10,555	—	NM
Electronic banking fees	1,393	1,309	1,228	1,204	1,171	6%	19%	5,134	5,082	1%
Letter of credit fees	1,447	1,307	1,295	1,249	1,292	11%	12%	5,298	4,661	14%
Mortgage banking	3,077	2,533	2,431	2,546	766	21%	NM	10,587	4,649	NM
Deferred compensation (c)	(6,124)	1,458	991	451	1,876	NM	NM	(3,224)	6,322	NM
Insurance commissions	467	396	476	757	472	18%	(1)%	2,096	2,514	(17)%
Other service charges	3,513	3,758	3,728	4,123	3,485	(7)%	1%	15,122	12,532	21%
Gain/(loss) on extinguishment of debt (d)	(14)	(1)	—	—	—	NM	NM	(15)	(14,329)	NM
Other (e)	3,468	5,875	2,748	7,397	3,345	(41)%	4%	19,488	11,029	77%
Total	$13,063	$22,655	$19,434	$23,243	$15,834	(42)%	(18)%	$78,395	$44,885	75%

Other Expense
Litigation and regulatory matters (f)	$35	$(1,541)	$16	$2,134	$32,114	NM	NM	$644	$40,517	(98)%
Tax credit investments	1,126	1,370	1,079	1,137	822	(18)%	37%	4,712	3,468	36%
Travel and entertainment	4,340	3,988	5,131	2,983	3,154	9%	38%	16,442	11,462	43%
Employee training and dues	1,908	1,682	1,849	1,779	1,357	13%	41%	7,218	5,551	30%
Customer relations	1,834	1,328	1,358	1,063	1,510	38%	21%	5,583	5,750	(3)%
Miscellaneous loan costs	1,012	543	1,035	1,142	673	86%	50%	3,732	2,751	36%
Supplies	1,459	1,635	1,987	1,836	1,222	(11)%	19%	6,917	4,106	68%
OREO	456	1,256	810	108	53	(64)%	NM %	2,630	1,006	NM
Other insurance and taxes	1,506	2,761	2,752	2,665	2,457	(45)%	(39)%	9,684	9,686	*
Non-service components of net periodic pension and post retirement cost (g)	1,632	1,585	1,530	504	362	3%	NM	5,251	2,144	NM
Other (h)	8,696	11,094	33,452	19,981	18,856	(22)%	(54)%	73,223	48,693	50%
Total	$24,004	$25,701	$50,999	$35,332	$62,580	(7)%	(62)%	$136,036	$135,134	1%
Certain previously reported amounts have been reclassified.
NM - Not meaningful
* Amount is less than one percent.

(a)	4Q17 and 2017 include one month of activity related to the CBF acquisition.

(b)
Effective 1/1/18 FHN adopted ASU 2016-01, "Recognition and Measurement of Financial Assets and Financial Liabilities" and began recording dividend income from FRB and FHLB holdings in other income. Prior to 1Q18 these amounts were included in Interest income on the Income Statement.

(c)	Amounts driven by market conditions and are mirrored by changes in deferred compensation expense which is included in employee compensation expense.

(d)	2017 includes a $14.3 million loss from the repurchase of equity securities previously included in a financing transaction.

(e)
4Q18 includes a $1.8 million negative valuation adjustment on HFS consumer loans included in the Non-Strategic segment; 3Q18 and 1Q18 include $.8 million and $3.3 million, respectively, of gains on the sales of buildings.

(f)	3Q18 includes a $1.6 million expense reversal related to a recovery of prior litigation losses within the Regional Banking segment.

(g)	1Q18 includes a $1.0 million favorable adjustment related to benefits received.

(h)
2Q18 includes $4.1 million of valuation adjustments associated with derivatives related to prior sales of Visa Class B shares; 4Q17 includes a $5.6 million charitable contribution to the First Tennessee Foundation.

FHN CONSOLIDATED PERIOD-END BALANCE SHEET
Quarterly, Unaudited

						4Q18 Changes vs.
(Thousands)	4Q18	3Q18	2Q18	1Q18	4Q17	3Q18	4Q17

Assets:
Investment securities (a)	$4,636,470	$4,618,383	$4,734,411	$4,836,155	$5,180,255	*	(10)%
Loans held-for-sale (b)	679,149	725,651	692,659	770,412	699,377	(6)%	(3)%
Loans, net of unearned income	27,535,532	27,350,214	27,701,740	27,249,793	27,658,929	1%	*
Federal funds sold	237,591	113,722	91,303	62,541	87,364	NM	NM
Securities purchased under agreements to resell	386,443	687,437	782,765	910,670	725,609	(44)%	(47)%
Interest-bearing cash (c)	1,277,611	531,681	750,634	309,351	1,185,600	NM	8%
Trading securities	1,448,168	1,930,991	1,649,470	1,759,430	1,416,345	(25)%	2%
Total earning assets	36,200,964	35,958,079	36,402,982	35,898,352	36,953,479	1%	(2)%
Cash and due from banks	781,291	642,051	602,952	459,820	639,073	22%	22%
Fixed income receivables (d)	38,861	177,802	68,148	94,036	68,693	(78)%	(43)%
Goodwill	1,426,324	1,409,822	1,409,276	1,398,501	1,386,853	1%	3%
Other intangible assets, net	155,034	161,495	167,955	174,415	184,389	(4)%	(16)%
Premises and equipment, net	494,041	506,453	525,175	531,981	532,251	(2)%	(7)%
Other real estate owned ("OREO")	25,290	28,628	29,712	35,715	43,382	(12)%	(42)%
Allowance for loan losses	(180,424)	(185,959)	(185,462)	(187,194)	(189,555)	(3)%	(5)%
Derivative assets	81,475	54,476	122,056	114,348	81,634	50%	*
Other assets (a)	1,810,261	1,883,077	1,934,001	1,943,221	1,723,189	(4)%	5%
Total assets	$40,833,117	$40,635,924	$41,076,795	$40,463,195	$41,423,388	*	(1)%

Liabilities and Equity:
Deposits:
Consumer interest	$13,327,104	$12,800,892	$12,780,195	$12,674,251	$12,877,955	4%	3%
Commercial interest	6,172,159	5,735,486	5,547,510	5,816,992	5,469,868	8%	13%
Market-indexed (e)	5,042,412	4,445,826	4,412,272	4,346,862	4,249,536	13%	19%
Total interest-bearing deposits	24,541,675	22,982,204	22,739,977	22,838,105	22,597,359	7%	9%
Noninterest-bearing deposits	8,141,317	8,025,881	8,237,890	7,980,846	8,023,003	1%	1%
Total deposits	32,682,992	31,008,085	30,977,867	30,818,951	30,620,362	5%	7%
Federal funds purchased	256,567	437,474	351,655	392,714	399,820	(41)%	(36)%
Securities sold under agreements to repurchase	762,592	678,510	713,152	672,154	656,602	12%	16%
Trading liabilities	335,380	739,694	743,721	827,362	638,515	(55)%	(47)%
Other short-term borrowings (f)	114,764	1,069,912	1,836,852	1,332,141	2,626,213	(89)%	(96)%
Term borrowings (g)	1,170,963	1,200,134	1,227,281	1,214,967	1,218,097	(2)%	(4)%
Fixed income payables (d)	9,572	36,939	14,739	6,167	48,996	(74)%	(80)%
Derivative liabilities	133,713	170,324	135,349	121,394	85,061	(21)%	57%
Other liabilities	589,688	552,921	526,430	504,817	549,234	7%	7%
Total liabilities	36,056,231	35,893,993	36,527,046	35,890,667	36,842,900	*	(2)%
Equity:
Common stock	199,108	202,464	203,127	204,496	204,211	(2)%	(2)%
Capital surplus	3,029,425	3,101,102	3,113,612	3,155,407	3,147,613	(2)%	(4)%
Undivided profits	1,542,408	1,484,959	1,254,069	1,211,655	1,160,434	4%	33%
Accumulated other comprehensive loss, net	(385,110)	(437,649)	(412,114)	(390,085)	(322,825)	(12)%	19%
Preferred stock	95,624	95,624	95,624	95,624	95,624	*	*
Noncontrolling interest (h)	295,431	295,431	295,431	295,431	295,431	*	*
Total equity	4,776,886	4,741,931	4,549,749	4,572,528	4,580,488	1%	4%
Total liabilities and equity	$40,833,117	$40,635,924	$41,076,795	$40,463,195	$41,423,388	*	(1)%
NM - Not meaningful
*Amount is less than one percent.

(a)
Effective 1/1/18 FHN adopted ASU 2016-01, "Recognition and Measurement of Financial Assets and Financial Liabilities" which resulted in the reclassification of all equity investments from investment securities to other assets.

(b)
4Q18 includes $578.3 million of SBA and USDA loans, $75.7 million of mortgage loans, and $25.1 million of other consumer loans; 2Q18 decrease driven by the sales of approximately $120 million UPB of loans.

(c)	Includes excess balances held at Fed.

(d)	Period-end balances fluctuate based on the level of pending unsettled trades.

(e)	Market-indexed deposits are tied to an index not administered by FHN and are comprised of insured network deposits, correspondent banking deposits, and trust/sweep deposits.

(f)	Balance fluctuates largely based on the level of FHLB borrowings as a result of loan demand and deposit levels.

(g)	4Q18 and 3Q18 decreases include the retirement of $35.1 million and $10.3 million, respectively, of TRUPS debt.

(h)	Consists of preferred stock of subsidiaries.

FHN CONSOLIDATED AVERAGE BALANCE SHEET
Quarterly/Annually, Unaudited

					(a)	4Q18 Changes vs.		Twelve Months Ended		2018 vs.
(Thousands)	4Q18	3Q18	2Q18	1Q18	4Q17	3Q18	4Q17	2018	2017 (a)	2017

Assets:
Earning assets:
Loans, net of unearned income:
Commercial, financial, and industrial (C&I)	$15,952,608	$16,038,920	$15,958,162	$15,535,621	$13,756,024	(1)%	16%	$15,872,929	$12,367,420	28%
Commercial real estate	4,170,186	4,226,580	4,198,275	4,230,217	2,892,949	(1)%	44%	4,206,206	2,365,763	78%
Consumer real estate	6,164,117	6,199,910	6,217,618	6,302,365	5,029,588	(1)%	23%	6,220,566	4,588,833	36%
Permanent mortgage	338,866	348,922	369,144	389,732	400,991	(3)%	(15)%	361,492	407,552	(11)%
Credit card and other	528,866	532,890	555,588	594,130	439,057	(1)%	20%	552,635	374,474	48%
Total loans, net of unearned income (b)	27,154,643	27,347,222	27,298,787	27,052,065	22,518,609	(1)%	21%	27,213,828	20,104,042	35%
Loans held-for-sale (c)	714,388	727,508	727,212	726,978	504,577	(2)%	42%	723,996	370,578	95%
Investment securities:
U.S. treasuries	98	98	98	98	99	*	(1)%	98	102	(4)%
U.S. government agencies	4,489,625	4,594,639	4,705,893	4,792,709	4,042,844	(2)%	11%	4,644,746	3,824,751	21%
States and municipalities	27,573	14,332	1,621	51	182	92%	NM	10,979	1,118	NM
Corporate bonds	65,033	65,505	65,719	65,634	29,904	(1)%	NM	65,471	15,017	NM
Other (d)	11,421	7,307	4,114	5,153	203,395	56%	(94)%	7,017	191,701	(96)%
Total investment securities	4,593,750	4,681,881	4,777,445	4,863,645	4,276,424	(2)%	7%	4,728,311	4,032,689	17%
Trading securities	1,634,726	1,501,857	1,568,675	1,711,776	1,439,152	9%	14%	1,603,767	1,195,442	34%
Other earning assets:
Federal funds sold	43,752	43,396	35,165	27,797	24,980	1%	75%	37,587	27,225	38%
Securities purchased under agreements to resell	609,891	764,743	728,785	881,429	818,887	(20)%	(26)%	745,519	752,063	(1)%
Interest-bearing cash (e)	1,073,540	486,280	447,461	482,060	459,868	NM	NM	623,583	978,958	(36)%
Total other earning assets	1,727,183	1,294,419	1,211,411	1,391,286	1,303,735	33%	32%	1,406,689	1,758,246	(20)%
Total earning assets	35,824,690	35,552,887	35,583,530	35,745,750	30,042,497	1%	19%	35,676,591	27,460,997	30%
Allowance for loan losses	(186,978)	(186,204)	(187,253)	(190,420)	(194,859)	*	(4)%	(187,700)	(198,634)	(6)%
Cash and due from banks	615,199	597,578	564,554	563,555	437,604	3%	41%	585,397	377,932	55%
Fixed income receivables	56,519	54,176	51,346	61,757	79,162	4%	(29)%	55,930	60,066	(7)%
Premises and equipment, net	499,867	518,017	532,259	537,359	367,196	(4)%	36%	521,762	310,530	68%
Derivative assets	38,449	31,322	99,212	79,292	68,692	23%	(44)%	61,873	75,588	(18)%
Other assets (d)	3,454,782	3,509,257	3,530,064	3,553,431	2,305,962	(2)%	50%	3,511,606	1,838,334	91%
Total assets	$40,302,528	$40,077,033	$40,173,712	$40,350,724	$33,106,254	1%	22%	$40,225,459	$29,924,813	34%

Liabilities and equity:
Interest-bearing liabilities:
Interest-bearing deposits:
Consumer interest	$12,965,734	$12,663,181	$12,581,023	$12,586,843	$10,279,937	2%	26%	$12,700,135	$9,467,518	34%
Commercial interest	5,900,136	5,580,371	5,618,245	5,540,090	3,684,643	6%	60%	5,660,480	3,187,034	78%
Market-indexed (f)	4,947,192	4,486,335	4,488,503	4,238,128	3,958,224	10%	25%	4,541,835	3,986,095	14%
Total interest-bearing deposits	23,813,062	22,729,887	22,687,771	22,365,061	17,922,804	5%	33%	22,902,450	16,640,647	38%
Federal funds purchased	334,036	454,670	368,321	464,300	425,900	(27)%	(22)%	405,110	447,137	(9)%
Securities sold under agreements to repurchase	710,898	720,716	667,689	756,487	595,275	(1)%	19%	713,841	578,666	23%
Trading liabilities	543,696	702,026	666,092	822,815	741,063	(23)%	(27)%	682,943	685,891	*
Other short-term borrowings (g)	244,413	861,865	1,399,580	1,698,490	1,246,087	(72)%	(80)%	1,046,585	554,502	89%
Term borrowings	1,172,405	1,235,166	1,220,494	1,219,916	1,121,268	(5)%	5%	1,211,928	1,077,257	13%
Total interest-bearing liabilities	26,818,510	26,704,330	27,009,947	27,327,069	22,052,397	*	22%	26,962,857	19,984,100	35%
Noninterest-bearing deposits	8,034,692	8,117,349	8,003,901	7,843,239	6,972,912	(1)%	15%	8,000,642	6,431,489	24%
Fixed income payables	19,858	17,582	15,453	27,913	53,401	13%	(63)%	20,172	35,261	(43)%
Derivative liabilities	147,075	114,211	103,130	72,157	65,843	29%	NM	109,362	79,154	38%
Other liabilities	551,695	512,259	488,735	506,430	455,536	8%	21%	514,897	424,501	21%
Total liabilities	35,571,830	35,465,731	35,621,166	35,776,808	29,600,089	*	20%	35,607,930	26,954,505	32%
Equity:
Common stock	201,006	202,852	203,381	204,332	165,991	(1)%	21%	202,884	151,214	34%
Capital surplus	3,068,536	3,108,721	3,121,578	3,151,931	1,993,908	(1)%	54%	3,112,452	1,544,651	NM
Undivided profits	1,510,503	1,323,826	1,240,809	1,192,462	1,194,840	14%	26%	1,317,789	1,121,519	18%
Accumulated other comprehensive loss, net (h)	(440,402)	(415,152)	(404,277)	(365,864)	(239,629)	6%	84%	(406,651)	(238,131)	71%
Preferred stock	95,624	95,624	95,624	95,624	95,624	*	*	95,624	95,624	*
Noncontrolling interest (i)	295,431	295,431	295,431	295,431	295,431	*	*	295,431	295,431	*
Total equity	4,730,698	4,611,302	4,552,546	4,573,916	3,506,165	3%	35%	4,617,529	2,970,308	55%
Total liabilities and equity	$40,302,528	$40,077,033	$40,173,712	$40,350,724	$33,106,254	1%	22%	$40,225,459	$29,924,813	34%
NM - Not meaningful
*Amount is less than one percent.
(a) 4Q17 and 2017 include the average impact of one month of balances related to the CBF acquisition.
(b) Includes loans on nonaccrual status.
(c) 4Q18 includes $606.3 million of SBA and USDA loans, $79.1 million of mortgage loans, and $29.0 million of other consumer loans; 1Q18 increase driven by the
CBF acquisition.
(d) Effective 1/1/18 FHN adopted ASU 2016-01, "Recognition and Measurement of Financial Assets and Financial Liabilities" which resulted in the reclassification of all equity investments from investment securities to other assets.
(e) Includes excess balances held at Fed.
(f) Market-indexed deposits are tied to an index not administered by FHN and are comprised of insured network deposits, correspondent banking deposits, and trust/sweep deposits.
(g) Balance fluctuates largely based on the level of FHLB borrowings as a result of loan demand and deposit levels.
(h) Effective 12/31/17 FHN early adopted ASU 2018-02, "Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income."
(i) Consists of preferred stock of subsidiaries.

FHN CONSOLIDATED NET INTEREST INCOME (a)
Quarterly, Unaudited

					(b)	4Q18 Changes vs.
(Thousands)	4Q18	3Q18	2Q18	1Q18	4Q17	3Q18	4Q17

Interest Income:
Loans, net of unearned income (c)	$333,935	$333,088	$326,069	$301,411	$242,950	*	37%
Loans held-for-sale (d)	11,759	9,977	11,228	12,144	6,601	18%	78%
Investment securities:
U.S. government agencies	30,744	31,106	31,692	31,870	25,911	(1)%	19%
States and municipalities	300	129	13	—	3	NM	NM
Corporate bonds	716	714	720	745	355	*	NM
Other (e)	955	592	342	363	2,015	61%	(53)%
Total investment securities	32,715	32,541	32,767	32,978	28,284	1%	16%
Trading securities	15,533	14,305	14,967	14,537	11,285	9%	38%
Other earning assets:
Federal funds sold	304	273	207	145	113	11%	NM
Securities purchased under agreements to resell	3,197	3,510	2,944	2,503	1,652	(9)%	94%
Interest-bearing cash	5,884	2,257	1,950	1,684	1,484	NM	NM
Total other earning assets	9,385	6,040	5,101	4,332	3,249	55%	NM
Interest income	$403,327	$395,951	$390,132	$365,402	$292,369	2%	38%

Interest Expense:
Interest-bearing deposits:
Consumer interest	$21,607	$17,968	$14,153	$7,534	$4,977	20%	NM
Commercial interest	22,706	18,302	14,737	12,127	7,220	24%	NM
Market-indexed (f)	29,366	22,820	19,859	15,372	12,272	29%	NM
Total interest-bearing deposits	73,679	59,090	48,749	35,033	24,469	25%	NM
Federal funds purchased	1,933	2,355	1,640	1,738	1,387	(18)%	39%
Securities sold under agreements to repurchase	3,329	2,780	1,997	1,901	1,175	20%	NM
Trading liabilities	4,320	5,125	4,790	5,124	4,186	(16)%	3%
Other short-term borrowings	1,571	4,627	6,473	6,403	4,145	(66)%	(62)%
Term borrowings	13,842	13,992	13,230	11,983	10,183	(1)%	36%
Interest expense	98,674	87,969	76,879	62,182	45,545	12%	NM
Net interest income - tax equivalent basis	304,653	307,982	313,253	303,220	246,824	(1)%	23%
Fully taxable equivalent adjustment	(2,141)	(2,282)	(2,321)	(2,047)	(4,736)	6%	55%
Net interest income	$302,512	$305,700	$310,932	$301,173	$242,088	(1)%	25%
NM - Not meaningful
*Amount is less than one percent.

(a)
Net interest income adjusted to a fully taxable equivalent (“FTE”) basis assuming a statutory federal income tax of 21 percent and 35 percent in 2018 and 2017, respectively, and, where applicable, state income taxes.

(b)	4Q17 includes one month of activity related to the CBF acquisition.

(c)	Includes interest on loans in nonaccrual status.

(d)	3Q18 decrease largely driven by the sale of approximately $120 million UPB of loans in 2Q18.

(e)
1Q18 decrease driven by the adoption of ASU 2016-01, "Recognition and Measurement of Financial Assets and Financial Liabilities" which resulted in the reclassification of interest and dividend income on equity securities to noninterest income on a prospective basis. The remaining balance is primarily comprised of interest earned on SBA IO strips.

(f)	Market-indexed deposits are tied to an index not administered by FHN and are comprised of insured network deposits, correspondent banking deposits, and trust/sweep deposits.

FHN CONSOLIDATED AVERAGE BALANCE SHEET: YIELDS AND RATES
Quarterly, Unaudited

	4Q18	3Q18	2Q18	1Q18	4Q17

Assets:
Earning assets: (a)
Loans, net of unearned income: (b)
Commercial loans	5.00%	4.95%	4.88%	4.53%	4.27%
Consumer loans	4.54	4.51	4.52	4.48	4.33
Total loans, net of unearned income (c)	4.88	4.84	4.79	4.51	4.28
Loans held-for-sale	6.58	5.49	6.18	6.68	5.23
Investment securities:
U.S. government agencies	2.74	2.71	2.69	2.66	2.56
States and municipalities	4.36	3.60	3.12	3.37	7.04
Corporate bonds	4.40	4.36	4.38	4.54	4.74
Other (d)	33.16	31.97	32.48	27.65	3.96
Total investment securities	2.85	2.78	2.74	2.71	2.65
Trading securities	3.80	3.81	3.82	3.40	3.14
Other earning assets:
Federal funds sold	2.76	2.50	2.36	2.11	1.79
Securities purchased under agreements to resell	2.08	1.82	1.62	1.15	0.80
Interest-bearing cash	2.17	1.84	1.75	1.42	1.28
Total other earning assets	2.16	1.85	1.69	1.26	0.99
Interest income/total earning assets	4.47%	4.43%	4.39%	4.13%	3.87%
Liabilities:
Interest-bearing liabilities:
Interest-bearing deposits:
Consumer interest	0.66%	0.56%	0.45%	0.24%	0.19%
Commercial interest	1.53	1.30	1.05	0.89	0.78
Market-indexed (e)	2.35	2.02	1.77	1.47	1.23
Total interest-bearing deposits	1.23	1.03	0.86	0.64	0.54
Federal funds purchased	2.30	2.05	1.79	1.52	1.29
Securities sold under agreements to repurchase	1.86	1.53	1.20	1.02	0.78
Trading liabilities	3.15	2.90	2.88	2.53	2.24
Other short-term borrowings	2.55	2.13	1.86	1.53	1.32
Term borrowings (f)	4.72	4.53	4.34	3.93	3.63
Interest expense/total interest-bearing liabilities	1.46	1.31	1.14	0.92	0.82
Net interest spread	3.01%	3.12%	3.25%	3.21%	3.05%
Effect of interest-free sources used to fund earning assets	0.37	0.32	0.28	0.22	0.22
Net interest margin	3.38%	3.44%	3.53%	3.43%	3.27%

Total loan yield	4.88%	4.84%	4.79%	4.51%	4.28%
Total deposit cost	0.92%	0.76%	0.64%	0.47%	0.39%
Yields are adjusted to a FTE basis assuming a statutory federal income tax rate of 21 percent and 35 percent in 2018 and 2017, respectively, and, where applicable, state income taxes.
(a) Earning assets yields are expressed net of unearned income.
(b) Includes loan fees and cash basis interest income.
(c) Includes loans on nonaccrual status.
(d) 1Q18 increase driven by the adoption of ASU 2016-01, "Recognition and Measurement of Financial Assets and Financial Liabilities" which resulted in the reclassification of interest and dividend income on equity securities to noninterest income on a prospective basis. The remaining balance is primarily comprised of higher-yielding SBA IO strips.
(e) Market-indexed deposits are tied to an index not administered by FHN and are comprised of insured network deposits, correspondent banking deposits, and trust/sweep deposits.
(f) Rates are expressed net of unamortized debenture cost for term borrowings.

FHN CAPITAL HIGHLIGHTS
Quarterly, Unaudited

						4Q18 Changes vs.
(Dollars and shares in thousands)	4Q18	3Q18	2Q18	1Q18	4Q17	3Q18	4Q17

Common equity tier 1 capital (a) (b) (c)	$3,226,029	$3,252,825	$3,002,958	$2,991,223	$2,962,155	(1)	9%
Tier 1 capital (a) (b) (c)	3,567,988	3,589,565	3,338,179	3,324,349	3,281,478	(1)	9%
Total capital (a) (c)	3,942,814	3,973,141	3,760,651	3,746,007	3,703,754	(1)	6%

Risk-weighted assets (“RWA”) (a) (b)	33,075,800	33,041,617	33,437,145	33,293,821	33,373,877	*	(1)%
Average assets for leverage (a) (b) (d)	39,232,576	38,962,431	39,003,215	39,127,510	31,824,751	1	23%

Common equity tier 1 ratio (a) (b) (c)	9.75%	9.84%	8.98%	8.98%	8.88%
Tier 1 ratio (a) (b) (c)	10.79%	10.86%	9.98%	9.98%	9.83%
Total capital ratio (a) (c)	11.92%	12.02%	11.25%	11.25%	11.10%
Leverage ratio (a) (b) (e)	9.09%	9.21%	8.56%	8.50%	10.31%

Total equity to total assets (c)	11.70%	11.67%	11.08%	11.30%	11.06%
Tangible common equity/tangible assets (“TCE/TA”) (c) (f)	7.14%	7.12%	6.54%	6.71%	6.57%
Period-end shares outstanding (g)	318,573	323,943	325,003	327,194	326,736	(2)%	(2)%
Cash dividends declared per common share	$0.12	$0.12	$0.12	$0.12	$0.09	*	33%
Book value per common share (c)	$13.77	$13.43	$12.80	$12.78	$12.82
Tangible book value per common share (c) (f)	$8.80	$8.58	$7.94	$7.97	$8.01
Market capitalization (millions) (h)	$4,192.4	$5,591.3	$5,798.1	$6,161.1	$6,531.5
Certain previously reported amounts have been reclassified to agree with current presentation.
* Amount is less than one percent.

(a)	Current quarter is an estimate.

(b)	See Glossary of Terms for definition.

(c)	3Q18 includes the effect of the pre-tax gain of $212.9 million from the sale of Visa Class B Shares.

(d)	1Q18 increase driven by the average impact of three months of balances related to the CBF acquisition compared to one month in 4Q17.

(e)	4Q17 ratio impacted by the timing of the CBF acquisition (one month of average impact of CBF balances).

(f)
TCE/TA and Tangible book value per common share are non-GAAP measures and are reconciled to Total equity to total assets (GAAP) and to Book value per common share (GAAP), respectively, in the Non-GAAP to GAAP reconciliation on page 20 of this financial supplement.

(g)	4Q18 decrease largely attributable to 5.4 million of shares repurchased under share repurchase programs.

(h)	4Q18 decrease driven by a decrease in FHN's stock price on the last day of the quarter and 5.4 million of shares repurchased under share repurchase programs.

FHN BUSINESS SEGMENT HIGHLIGHTS
Quarterly/Annually, Unaudited

					(a)	4Q18 Changes vs.		Twelve Months Ended		2018 vs.
(Thousands)	4Q18	3Q18	2Q18	1Q18	4Q17	3Q18	4Q17	2018	2017 (a)	2017

Regional Banking
Net interest income	$299,659	$302,485	$306,992	$293,181	$242,364	(1)%	24%	$1,202,317	$846,620	42%
Noninterest income (b)	69,218	79,855	80,277	79,958	70,541	(13)%	(2)%	309,308	258,627	20%
Total revenues	368,877	382,340	387,269	373,139	312,905	(4)%	18%	1,511,625	1,105,247	37%
Provision for loan losses	7,849	8,045	4,925	4,458	9,431	(2)%	(17)%	25,277	21,341	18%
Noninterest expense	206,177	207,606	209,340	201,617	176,988	(1)%	16%	824,740	626,304	32%
Income before income taxes	154,851	166,689	173,004	167,064	126,486	(7)%	22%	661,608	457,602	45%
Provision for income taxes	36,337	39,106	40,660	39,368	44,006	(7)%	(17)%	155,471	163,547	(5)%
Net income	$118,514	$127,583	$132,344	$127,696	$82,480	(7)%	44%	$506,137	$294,055	72%

Fixed Income
Net interest income	$9,007	$9,053	$9,182	$8,473	$5,915	(1)%	52%	$35,715	$18,065	98%
Noninterest income	39,676	41,123	38,363	45,605	55,250	(4)%	(28)%	164,767	217,082	(24)%
Total revenues	48,683	50,176	47,545	54,078	61,165	(3)%	(20)%	200,482	235,147	(15)%
Noninterest expense	46,962	47,047	47,548	49,947	54,637	*	(14)%	191,504	208,921	(8)%
Income/(loss) before income taxes	1,721	3,129	(3)	4,131	6,528	(45)%	(74)%	8,978	26,226	(66)%
Provision/(benefit) for income taxes	296	598	(226)	892	2,171	(51)%	(86)%	1,560	8,717	(82)%
Net income	$1,425	$2,531	$223	$3,239	$4,357	(44)%	(67)%	$7,418	$17,509	(58)%

Corporate
Net interest income/(expense)	$(15,355)	$(15,457)	$(17,153)	$(16,175)	$(16,770)	1%	8%	$(64,140)	$(59,383)	(8)%
Noninterest income (c)	(1,414)	222,619	8,736	9,311	6,655	NM	NM	239,252	8,878	NM
Total revenues	(16,769)	207,162	(8,417)	(6,864)	(10,115)	NM	(66)%	175,112	(50,505)	NM
Noninterest expense (d)	23,136	33,569	67,823	53,301	75,427	(31)%	(69)%	177,829	144,258	23%
Income/(loss) before income taxes	(39,905)	173,593	(76,240)	(60,165)	(85,542)	NM	53%	(2,717)	(194,763)	99%
Provision/(benefit) for income taxes (e)	(14,607)	40,457	(22,943)	(13,763)	36,181	NM	NM	(10,856)	(47,989)	77%
Net income/(loss)	$(25,298)	$133,136	$(53,297)	$(46,402)	$(121,723)	NM	79%	$8,139	$(146,774)	NM

Non-Strategic
Net interest income	$9,201	$9,619	$11,911	$15,694	$10,579	(4)%	(13)%	$46,425	$37,012	25%
Noninterest income (f)	2,794	5,375	149	1,143	744	(48)%	NM	9,461	5,632	68%
Total revenues	11,995	14,994	12,060	16,837	11,323	(20)%	6%	55,886	42,644	31%
Provision/(provision credit) for loan losses	(1,849)	(6,045)	(4,925)	(5,458)	(6,431)	69%	71%	(18,277)	(21,341)	14%
Noninterest expense (g)	5,657	5,809	8,057	8,400	39,618	(3)%	(86)%	27,923	44,178	(37)%
Income/(loss) before income taxes	8,187	15,230	8,928	13,895	(21,864)	(46)%	NM	46,240	19,807	NM
Provision/(benefit) for income taxes	2,023	3,764	2,206	3,434	(8,369)	(46)%	NM	11,427	7,617	50%
Net income/(loss)	$6,164	$11,466	$6,722	$10,461	$(13,495)	(46)%	NM	$34,813	$12,190	NM

Total Consolidated
Net interest income	$302,512	$305,700	$310,932	$301,173	$242,088	(1)%	25%	$1,220,317	$842,314	45%
Noninterest income	110,274	348,972	127,525	136,017	133,190	(68)%	(17)%	722,788	490,219	47%
Total revenues	412,786	654,672	438,457	437,190	375,278	(37)%	10%	1,943,105	1,332,533	46%
Provision/(provision credit) for loan losses	6,000	2,000	—	(1,000)	3,000	NM	NM	7,000	—	NM
Noninterest expense	281,932	294,031	332,768	313,265	346,670	(4)%	(19)%	1,221,996	1,023,661	19%
Income before income taxes	124,854	358,641	105,689	124,925	25,608	(65)%	NM	714,109	308,872	NM
Provision for income taxes	24,049	83,925	19,697	29,931	73,989	(71)%	(67)%	157,602	131,892	19%
Net income/(loss)	$100,805	$274,716	$85,992	$94,994	$(48,381)	(63)%	NM	$556,507	$176,980	NM
Certain previously reported amounts have been reclassified to agree with current presentation.
* - Amount is less than one percent.
NM - Not meaningful

(a)	4Q17 and 2017 include one month of activity related to the CBF acquisition.

(b)	4Q18 includes an $8.7 million unfavorable adjustment related to the return of excess fees received on Capital Bank debit card transactions.

(c)
4Q18 decrease due to lower deferred compensation income driven by equity market valuations and a $1.8 million negative valuation adjustment on HFS consumer loans included in the Non-Strategic segment; 3Q18 includes a pre-tax gain of $212.9 million from the sale of Visa Class B Shares.

(d)	Quarterly and annual balances include acquisition- and integration-related expenses primarily associated with the CBF acquisition.

(e)
3Q18 reflects the tax effect on the gain on the sale of Visa Class B Shares; 4Q17 includes the effects of the Tax Cuts and Jobs Act ("the Tax Act"), somewhat offset by a favorable effective tax rate adjustment associated with the reversal of a capital loss deferred tax valuation allowance.

(f)	3Q18 includes a $3.8 million gain from the reversal of a previous valuation adjustment due to sales of TRUPS loans.

(g)	4Q17 includes $32.0 million of loss accruals related to legal matters.

FHN REGIONAL BANKING
Quarterly/Annually, Unaudited

					(a)	4Q18 Changes vs.		Twelve Months Ended		2018 vs.
	4Q18	3Q18	2Q18	1Q18	4Q17	3Q18	4Q17	2018	2017 (a)	2017

Income Statement (thousands)
Net interest income	$299,659	$302,485	$306,992	$293,181	$242,364	(1)%	24%	$1,202,317	$846,620	42%
Provision for loan losses	7,849	8,045	4,925	4,458	9,431	(2)%	(17)%	25,277	21,341	18%
Noninterest income:
NSF / Overdraft fees (b)	14,129	13,584	12,663	12,255	11,409	4%	24%	52,631	36,313	45%
Cash management fees	9,091	9,255	9,210	9,285	9,396	(2)%	(3)%	36,842	37,155	(1)%
Debit card income (c)	(3,142)	7,811	8,395	8,409	3,685	NM	NM	21,473	14,380	49%
Other	3,556	3,358	4,262	4,788	4,385	6%	(19)%	15,963	17,315	(8)%
Total deposit transactions and cash management	23,634	34,008	34,530	34,737	28,875	(31)%	(18)%	126,909	105,163	21%
Brokerage, management fees and commissions	13,377	14,199	13,740	13,483	12,642	(6)%	6%	54,799	48,513	13%
Trust services and investment management	6,961	7,453	8,147	7,292	7,131	(7)%	(2)%	29,853	28,491	5%
Bankcard income	6,927	7,000	6,642	6,279	8,121	(1)%	(15)%	26,848	25,015	7%
Other service charges	3,258	3,449	3,383	3,801	3,165	(6)%	3%	13,891	11,151	25%
Miscellaneous revenue	15,061	13,746	13,835	14,366	10,607	10%	42%	57,008	40,294	41%
Total noninterest income	69,218	79,855	80,277	79,958	70,541	(13)%	(2)%	309,308	258,627	20%
Noninterest expense:
Employee compensation, incentives, and benefits	85,252	83,506	83,703	82,655	69,788	2%	22%	335,117	251,673	33%
Other (d)	120,925	124,100	125,637	118,962	107,200	(3)%	13%	489,623	374,631	31%
Total noninterest expense	206,177	207,606	209,340	201,617	176,988	(1)%	16%	824,740	626,304	32%
Income before income taxes	$154,851	$166,689	$173,004	$167,064	$126,486	(7)%	22%	$661,608	$457,602	45%
PPNR (e)	162,700	174,734	177,929	171,522	135,917	(7)%	20%	686,885	478,943	43%

Balance Sheet (millions)
Average loans	$25,970	$26,068	$25,929	$25,590	$21,087	*	23%	$25,891	$18,602	39%
Average other earning assets	41	60	58	51	41	(32)%	* %	52	42	24%
Total average earning assets	26,011	26,128	25,987	25,641	21,128	*	23%	25,943	18,644	39%
Total average deposits	28,355	27,595	27,427	27,120	22,382	3%	27%	27,627	20,564	34%
Total period-end deposits	29,380	27,758	27,861	27,653	27,539	6%	7%	29,380	27,539	7%
Total period-end assets	29,195	28,860	29,074	28,383	28,861	1%	1%	29,195	28,861	1%

Key Statistics
Return on average assets (quarters are annualized) (f)	1.65%	1.77%	1.86%	1.84%	1.46%			1.78%	1.51%
Return on allocated equity (f) (g)	15.79%	16.64%	17.15%	16.79%	18.19%			16.60%	23.21%
Fee income to total revenue (f) (h)	18.76%	20.89%	20.73%	21.43%	22.54%			20.46%	23.37%
Efficiency ratio (f) (h)	55.89%	54.30%	54.06%	54.03%	56.63%			54.56%	56.69%
Net interest margin (i)	4.60%	4.63%	4.77%	4.66%	4.64%			4.67%	4.61%
Net interest spread	4.04%	4.09%	4.15%	4.03%	3.84%			4.07%	3.70%
Loan average yield	4.78%	4.70%	4.65%	4.39%	4.13%			4.63%	3.96%
Deposit average rate	0.74%	0.61%	0.50%	0.36%	0.29%			0.56%	0.26%
Net charge-offs/(recoveries)	$12,597	$3,693	$4,325	$2,696	$11,429	NM	10%	$23,311	$21,399	9%
Financial center locations (j)	292	292	292	345	347	*	(16)%
Certain previously reported amounts have been reclassified to agree with current presentation.
NM - Not meaningful
* Amount is less than one percent

(a)	4Q17 and 2017 include one month of activity related to the CBF acquisition.

(b)	Variability is driven by changes in consumer behavior and seasonality.

(c)	4Q18 includes an $8.7 million unfavorable adjustment related to the return of excess fees received on Capital Bank debit card transactions.

(d)	3Q18 includes a $1.6 million expense reversal related to a recovery of prior litigation losses.

(e)	Pre-provision net revenue is not a GAAP number but is used in regulatory stress test reporting. The presentation of PPNR in this Financial Supplement follows the regulatory definition.

(f)	See Glossary of Terms for definitions of Key Ratios.

(g)	Segment equity is allocated based on an internal allocation methodology.

(h)	2017 includes $386 thousand of securities gains/(losses).

(i)
Net interest margin is computed using total net interest income adjusted for FTE assuming a statutory federal income tax rate of 21 percent and 35 percent in 2018 and 2017, respectively, and, where applicable, state income taxes.

(j)	2Q18 decrease driven by branch consolidation and integration efforts.

FHN FIXED INCOME
Quarterly/Annually, Unaudited

						4Q18 Changes vs.		Twelve Months Ended		2018 vs.
	4Q18	3Q18	2Q18	1Q18	4Q17	3Q18	4Q17	2018	2017	2017

Income Statement (thousands)
Net interest income	$9,007	$9,053	$9,182	$8,473	$5,915	(1)%	52%	$35,715	$18,065	98%
Noninterest income:
Fixed income product revenue	30,028	34,268	29,940	38,047	40,608	(12)%	(26)%	132,283	173,910	(24)%
Other	9,648	6,855	8,423	7,558	14,642	41%	(34)%	32,484	43,172	(25)%
Total noninterest income	39,676	41,123	38,363	45,605	55,250	(4)%	(28)%	164,767	217,082	(24)%
Noninterest expense	46,962	47,047	47,548	49,947	54,637	*	(14)%	191,504	208,921	(8)%
Income/(loss) before income taxes	$1,721	$3,129	$(3)	$4,131	$6,528	(45)%	(74)%	$8,978	$26,226	(66)%
Fixed income product average daily revenue	$492	$544	$468	$624	$655	(10)%	(25)%	$531	$696	(24)%

Balance Sheet (millions)
Average trading inventory	$1,633	$1,500	$1,566	$1,710	$1,437	9%	14%	$1,602	$1,193	34%
Average loans held-for-sale	608	617	539	487	363	(1)%	67%	563	259	NM
Average other earning assets	675	826	797	933	850	(18)%	(21)%	807	773	4%
Total average earning assets	2,916	2,943	2,902	3,130	2,650	(1)%	10%	2,972	2,225	34%
Total period-end assets	2,789	3,742	3,463	3,654	2,989	(25)%	(7)%	2,789	2,989	(7)%

Key Statistics
Return on average assets (a)	0.18%	0.31%	0.03%	0.38%	0.58%			0.22%	0.69%
Return on allocated equity (a) (b)	2.73%	4.77%	0.42%	6.08%	8.12%			3.51%	9.14%
Efficiency ratio (a)	96.46%	93.76%	NM	92.36%	89.33%			95.52%	88.85%
Net interest margin (c)	1.25%	1.26%	1.30%	1.09%	0.95%			1.22%	0.87%
Certain previously reported amounts have been reclassified to agree with current presentation.
* - Amount is less than one percent.
NM - Not meaningful

(a)	See Glossary of Terms for definitions of Key Ratios.

(b)	Segment equity is allocated based on an internal allocation methodology.

(c)
Net interest margin is computed using total net interest income adjusted for FTE assuming a statutory federal income tax rate of 21 percent and 35 percent in 2018 and 2017, respectively, and, where applicable, state income taxes.

FHN CORPORATE
Quarterly/Annually, Unaudited

(a)						4Q18 Changes vs.		Twelve months ended		2018 vs.
	4Q18	3Q18	2Q18	1Q18	4Q17	3Q18	4Q17	2018	2017 (a)	2017

Income Statement (thousands)
Net interest income/(expense)	$(15,355)	$(15,457)	$(17,153)	$(16,175)	$(16,770)	1%	8%	$(64,140)	$(59,383)	(8)%
Noninterest income excluding securities gains/(losses) (b)	(1,386)	9,761	8,704	9,225	6,518	NM	NM	26,304	8,672	NM
Securities gains/(losses), net (c)	(28)	212,858	32	86	137	NM	NM	212,948	206	NM
Noninterest expense (d)	23,136	33,569	67,823	53,301	75,427	(31)%	(69)%	177,829	144,258	23%
Income/(loss) before income taxes	$(39,905)	$173,593	$(76,240)	$(60,165)	$(85,542)	NM	53%	$(2,717)	$(194,763)	99%

Average Balance Sheet (millions)
Average investment securities	$4,582	$4,675	$4,773	$4,859	$4,273	(2)%	7%	$4,721	$4,029	17%
Total earning assets	$5,732	$5,211	$5,249	$5,382	$4,792	10%	20%	$5,394	$5,071	6%
Certain previously reported amounts have been reclassified to agree with current presentation.
NM - Not Meaningful

(a)	4Q17 and 2017 include one month of activity related to the CBF acquisition.

(b)
4Q18 includes a $1.8 million negative valuation adjustment on HFS consumer loans included in the Non-Strategic segment; 3Q18 and 1Q18 include $.8 million and $3.3 million, respectively, of gains on the sales of buildings; 4Q18, 2Q18 and 4Q17 include $1.0 million, $2.5 million, and $1.3 million, respectively, of BOLI policy gains.

(c)	3Q18 includes a pre-tax gain of $212.9 million from the sale of Visa Class B Shares.

(d)
Quarterly and annual balances include acquisition- and integration-related expenses primarily associated with the CBF acquisition; 2Q18 includes $4.1 million of valuation adjustments associated with derivatives related to prior sales of Visa Class B shares; 4Q17 includes a $5.6 million charitable contribution to the First Tennessee Foundation, somewhat offset by $4.3 million of deferred compensation BOLI gains.

FHN NON-STRATEGIC
Quarterly/Annually, Unaudited

					(a)	4Q18 Changes vs.		Twelve Months Ended		2018 vs.
	4Q18	3Q18	2Q18	1Q18	4Q17	3Q18	4Q17	2018	2017 (a)	2017

Income Statement (thousands)
Net interest income	$9,201	$9,619	$11,911	$15,694	$10,579	(4)%	(13)%	$46,425	$37,012	25%
Provision/(provision credit) for loan losses	(1,849)	(6,045)	(4,925)	(5,458)	(6,431)	69%	71%	(18,277)	(21,341)	14%
Noninterest income (b)	2,794	5,375	149	1,143	744	(48)%	NM	9,461	5,632	68%
Noninterest expense (c)	5,657	5,809	8,057	8,400	39,618	(3)%	(86)%	27,923	44,178	(37)%
Income/(loss) before income taxes	$8,187	$15,230	$8,928	$13,895	$(21,864)	(46)%	NM	$46,240	$19,807	NM

Average Balance Sheet (millions)
Loans	$1,068	$1,170	$1,274	$1,372	$1,342	(9)%	(20)%	$1,220	$1,418	(14)%
Other assets	94	96	175	213	118	(2)%	(20)%	144	89	62%
Total assets	1,162	1,266	1,449	1,585	1,460	(8)%	(20)%	1,364	1,507	(9)%

Key Statistics
Return on average assets (d)	2.10%	3.59%	1.86%	2.68%	(3.67)%			2.55%	0.81%
Return on allocated equity (d) (e)	25.46%	35.66%	19.57%	31.78%	(42.28)%			28.16%	9.02%
Fee income to total revenue (d)	23.29%	35.85%	1.24%	6.79%	6.57%			16.93%	13.21%
Efficiency ratio (d)	47.16%	38.74%	66.81%	49.89%	NM			49.96%	NM
Net interest margin (f)	3.15%	3.01%	3.30%	3.96%	2.86%			3.40%	2.43%
Net charge-offs/(recoveries)	$(1,062)	$(2,190)	$(2,593)	$(1,335)	$(3,117)	52%	66%	$(7,180)	$(8,886)	19%
Certain previously reported amounts have been reclassified to agree with current presentation.
NM - Not meaningful

(a)	4Q17 and 2017 include one month of activity related to the CBF acquisition.

(b)	3Q18 includes a $3.8 million gain from the reversal of a previous valuation adjustment due to sales of TRUPS loans.

(c)	4Q17 includes $32.0 million of loss accruals related to legal matters.

(d)	See Glossary of Terms for definitions of Key Ratios.

(e)	Segment equity is allocated based on an internal allocation methodology.

(f)
Net interest margin is computed using total net interest income adjusted for FTE assuming a statutory federal income tax rate of 21 percent and 35 percent in 2018 and 2017, respectively, and, where applicable, state income taxes.

FHN ASSET QUALITY: CONSOLIDATED
Quarterly, Unaudited

											4Q18 Changes vs.
(Dollars in thousands)	4Q18		3Q18		2Q18		1Q18		4Q17		3Q18	4Q17

Allowance for Loan Losses Walk-Forward
Beginning reserve	$185,959		$185,462		$187,194		$189,555		$194,867		*	(5)%
Provision/(provision credit) for loan losses	6,000		2,000		—		(1,000)		3,000		NM	NM
Charge-offs	(17,824)		(9,482)		(10,008)		(8,483)		(17,481)		(88)%	(2)%
Recoveries	6,289		7,979		8,276		7,122		9,169		(21)%	(31)%
Ending balance	$180,424		$185,959		$185,462		$187,194		$189,555		(3)%	(5)%
Reserve for unfunded commitments	7,618		7,581		6,536		4,613		5,079		*	50%
Total allowance for loan losses plus reserve for unfunded commitments	$188,042		$193,540		$191,998		$191,807		$194,634		(3)%	(3)%

Consolidated Key Ratios (a)
30+ Delinq. % (b)	0.27%		0.35%		0.31%		0.29%		0.33%
NPL % (c)	0.54		0.54		0.45		0.48		0.47
NPA %	0.62		0.63		0.55		0.60		0.61
Net charge-offs % (d)	0.17		0.02		0.03		0.02		0.15
Allowance / loans %	0.66		0.68		0.67		0.69		0.69
Allowance / NPL	1.22	x	1.27	x	1.49	x	1.42	x	1.45	x
Allowance / NPA	1.06	x	1.08	x	1.23	x	1.14	x	1.11	x
Allowance / net charge-offs	3.94	x	31.20	x	26.70	x	33.90	x	5.75	x

Other
Loans past due 90 days or more and still accruing (e)	$39,992		$49,352		$44,467		$52,700		$48,047		(19)%	(17)%
Guaranteed portion (e)	7,237		7,772		8,412		9,076		9,454		(7)%	(23)%
Period-end loans, net of unearned income (millions)	27,536		27,350		27,702		27,250		27,659		1%	*
NM - Not meaningful
* Amount is less than one percent.
(a) See Glossary of Terms for definitions of Consolidated Key Ratios.
(b) 30+ Delinquency % includes all accounts delinquent more than one month and still accruing interest.
(c) 3Q18 increase in NPLs as a percentage of total loans was driven by one large credit.
(d) 4Q18 increase in charge-offs as a percentage of total loans was primarily driven by two credits.
(e) Includes loans held-for-sale.

FHN ASSET QUALITY: CONSOLIDATED
Quarterly, Unaudited

4Q18 Changes vs.
4Q18	3Q18	2Q18	1Q18	4Q17	3Q18	4Q17

Key Portfolio Details
C&I
Period-end loans ($ millions)	$16,515	$16,044	$16,439	$15,828	$16,057	3%	3%
30+ Delinq. % (a)	0.06%	0.15%	0.14%	0.16%	0.19%
NPL % (b)	0.24	0.26	0.12	0.18	0.19
Charge-offs % (qtr. annualized) (d)	0.20	0.01	0.06	0.01	0.28
Allowance / loans %	0.60%	0.63%	0.59%	0.63%	0.61%
Allowance / net charge-offs	3.06	x	74.66	x	10.73	x	44.48	x	2.52	x

Commercial Real Estate
Period-end loans ($ millions)	$4,031	$4,237	$4,136	$4,234	$4,215	(5)%	(4)%
30+ Delinq. % (a) (c)	0.06%	0.20%	0.06%	0.08%	0.15%
NPL %	0.07	0.02	0.03	0.02	0.03
Charge-offs % (qtr. annualized)	0.05	NM	0.01	0.00	NM
Allowance / loans %	0.78%	0.80%	0.82%	0.69%	0.67%
Allowance / net charge-offs	15.45	x	NM	55.04	x	NM	NM

Consumer Real Estate
Period-end loans ($ millions)	$6,129	$6,191	$6,223	$6,247	$6,368	(1)%	(4)%
30+ Delinq. % (a)	0.73%	0.74%	0.68%	0.57%	0.65%
NPL %	1.35	1.30	1.28	1.22	1.12
Charge-offs % (qtr. annualized)	NM	NM	NM	NM	NM
Allowance / loans %	0.43%	0.43%	0.51%	0.52%	0.59%
Allowance / net charge-offs	NM	NM	NM	NM	NM

Permanent Mortgage
Period-end loans ($ millions)	$343	$347	$355	$380	$399	(1)%	(14)%
30+ Delinq. % (a)	2.51%	2.59%	1.92%	2.63%	1.85%
NPL %	6.32	6.43	6.87	6.65	6.61
Charge-offs % (qtr. annualized)	NM	NM	NM	0.10	0.10
Allowance / loans %	3.20%	3.88%	3.97%	4.07%	3.90%
Allowance / net charge-offs	NM	NM	NM	40.18	x	37.67	x

Credit Card and Other
Period-end loans ($ millions)	$518	$531	$549	$561	$620	(2)%	(16)%
30+ Delinq. % (a)	1.63%	1.64%	1.80%	0.98%	1.24%
NPL %	0.12	0.13	0.07	0.18	0.03
Charge-offs % (qtr. annualized)	3.32	3.32	2.61	2.15	2.30
Allowance / loans %	2.46%	2.21%	1.63%	1.73%	1.61%
Allowance / net charge-offs	0.73	x	0.66	x	0.62	x	0.76	x	0.99	x
NM - Not meaningful
(a) 30+ Delinquency % includes all accounts delinquent more than one month and still accruing interest.
(b) 3Q18 increase in NPLs as a percentages of total loans was driven by one large credit.
(c) 3Q18 increase in delinquencies primarily driven by two credits.
(d) 4Q18 increase in charge-offs as a percentage of loans was primarily driven by two credits.

FHN NON-GAAP TO GAAP RECONCILIATION
Quarterly/Annually, Unaudited

						Twelve Months Ended
(Dollars and shares in thousands, except per share data)	4Q18	3Q18	2Q18	1Q18	4Q17	2018	2017

Tangible Common Equity (Non-GAAP)
(A) Total equity (GAAP)	$4,776,886	$4,741,931	$4,549,749	$4,572,528	$4,580,488	$4,776,886	$4,580,488
Less: Noncontrolling interest (a)	295,431	295,431	295,431	295,431	295,431	295,431	295,431
Less: Preferred stock (a)	95,624	95,624	95,624	95,624	95,624	95,624	95,624
(B) Total common equity	$4,385,831	$4,350,876	$4,158,694	$4,181,473	$4,189,433	$4,385,831	$4,189,433
Less: Intangible assets (GAAP) (b)	1,581,358	1,571,317	1,577,231	1,572,916	1,571,242	1,581,358	1,571,242
(C) Tangible common equity (Non-GAAP)	$2,804,473	$2,779,559	$2,581,463	$2,608,557	$2,618,191	$2,804,473	$2,618,191

Tangible Assets (Non-GAAP)
(D) Total assets (GAAP)	$40,833,117	$40,635,924	$41,076,795	$40,463,195	$41,423,388	$40,833,117	$41,423,388
Less: Intangible assets (GAAP) (b)	1,581,358	1,571,317	1,577,231	1,572,916	1,571,242	1,581,358	1,571,242
(E) Tangible assets (Non-GAAP)	$39,251,759	$39,064,607	$39,499,564	$38,890,279	$39,852,146	$39,251,759	$39,852,146

Average Tangible Common Equity (Non-GAAP)
(F) Average total equity (GAAP)	$4,730,698	$4,611,302	$4,552,546	$4,573,916	$3,506,165	$4,617,529	$2,970,308
Less: Average noncontrolling interest (a)	295,431	295,431	295,431	295,431	295,431	295,431	295,431
Less: Average preferred stock (a)	95,624	95,624	95,624	95,624	95,624	95,624	95,624
(G) Total average common equity	$4,339,643	$4,220,247	$4,161,491	$4,182,861	$3,115,110	$4,226,474	$2,579,253
Less: Average intangible assets (GAAP) (b)	1,569,533	1,572,886	1,569,449	1,568,029	726,958	1,569,987	376,306
(H) Average tangible common equity (Non-GAAP)	$2,770,110	$2,647,361	$2,592,042	$2,614,832	$2,388,152	$2,656,487	$2,202,947

Annualized Net Income/(loss) Available to Common Shareholders
(I) Net income/(loss) available to common shareholders (annualized) (GAAP)	$382,238	$1,072,318	$327,257	$367,531	$(209,641)	$538,842	$159,315

Period-end Shares Outstanding
(J) Period-end shares outstanding	318,573	323,943	325,003	327,194	326,736	318,573	326,736

Ratios
(I)/(G) Return on average common equity (“ROCE”) (GAAP)	8.81%	25.41%	7.86%	8.79%	(6.73)%	12.75%	6.18%
(I)/(H) Return on average tangible common equity (“ROTCE”) (Non-GAAP)	13.80%	40.51%	12.63%	14.06%	(8.78)%	20.28%	7.23%
(A)/(D) Total equity to total assets (GAAP)	11.70%	11.67%	11.08%	11.30%	11.06%	11.70%	11.06%
(C)/(E) Tangible common equity to tangible assets (“TCE/TA”) (Non-GAAP)	7.14%	7.12%	6.54%	6.71%	6.57%	7.14%	6.57%
(B)/(J) Book value per common share (GAAP)	$13.77	$13.43	$12.80	$12.78	$12.82	$13.77	$12.82
(C)/(J) Tangible book value per common share (Non-GAAP)	$8.80	$8.58	$7.94	$7.97	$8.01	$8.80	$8.01
Certain previously reported amounts have been reclassified to agree with current presentation.
(a) Included in Total equity on the Consolidated Balance Sheet.
(b) Includes goodwill and other intangible assets, net of amortization.

FHN GLOSSARY OF TERMS

Average Assets for Leverage: The amount of assets a company uses to calculate the leverage ratio, which includes average total assets less disallowed portions of goodwill, other intangibles, and deferred tax assets, as well as certain other regulatory adjustments made to tier 1 capital.

Common Equity Tier 1 Ratio: Ratio consisting of common equity adjusted for certain unrealized gains/(losses) on available-for-sale securities, less disallowed portions of goodwill, other intangibles, and deferred tax assets as well as certain other regulatory deductions divided by risk-weighted assets.

Core Businesses: Management considers regional banking, fixed income, and corporate as FHN’s core businesses. Non-strategic has legacy assets and operations that are being wound down.

Fully Taxable Equivalent (“FTE”): Reflects the amount of tax-exempt income adjusted to a level that would yield the same after-tax income had that income been subject to taxation.

Market-Indexed Deposits: Deposits with pricing tied to an index not administered by FHN. For FHN these are comprised of insured network deposits, correspondent banking deposits, and trust/sweep deposits.

Risk-Weighted Assets: A regulatory risk-based calculation that takes into account the broad differences in risks among a banking organization’s assets and off-balance sheet financial instruments.

Tier 1 Capital Ratio: Ratio consisting of shareholders’ equity adjusted for certain unrealized gains/(losses) on available-for-sale securities, plus qualifying portions of noncontrolling interests, less disallowed portions of goodwill, other intangible assets, and deferred tax assets as well as certain other regulatory deductions divided by risk-weighted assets.

 Key Ratios

Return on Average Assets: Ratio is annualized net income to average total assets.

Return on Average Common Equity: Ratio is annualized net income available to common shareholders to average common equity.

Return on Average Tangible Common Equity: Ratio is annualized net income available to common shareholders to average tangible common equity.

Fee Income to Total Revenue: Ratio is fee income excluding securities gains/(losses) to total revenue excluding securities gains/(losses).

Efficiency Ratio: Ratio is noninterest expense to total revenue excluding securities gains/(losses).

Leverage Ratio: Ratio is tier 1 capital to average assets for leverage.

Asset Quality - Consolidated Key Ratios

NPL %: Ratio is nonperforming loans in the loan portfolio to total period-end loans.

NPA %: Ratio is nonperforming assets related to the loan portfolio to total period-end loans plus foreclosed real estate and other assets.

Net charge-offs %: Ratio is annualized net charge-offs to total average loans.

Allowance / loans: Ratio is allowance for loan losses to total period-end loans.

Allowance / NPL: Ratio is allowance for loan losses to nonperforming loans in the loan portfolio.

Allowance / NPA: Ratio is allowance for loan losses to nonperforming assets related to the loan portfolio.

Allowance / charge-offs: Ratio is allowance for loan losses to annualized net charge-offs.